MOMENTOUS ENTERTAINMENT GROUP POSTPONES POOLWORKS CLOSING TO NEGOTIATE CREDITOR CONCERNS

Transaction closing delayed to on or before February 28, 2017

LAS VEGAS, NEVADA, January 3, 2017 – Momentous Entertainment Group, Inc. (“Momentous”) (OTCBB:MMEG), a diversified media company with a focus on technology that creates, produces and distributes quality content across various media platforms, announced today that it has executed an extension agreement with VZ Network Holdings Inc., the owners of Poolworks Germany Ltd.

As previsously stated in a press release issued on December 20, 2016, all deal points between VZ Network Holdings Inc. and Momentous Entertainment Group, Inc. have been agreed to and this hasn’t changed.  However, due to negotiations with certain VZ Network Holdings Inc. creditors, the parties have agreed to delay the closing until agreeable solutions have been reached with the significant creditors.

Momentous’ CEO, Kurt Neubauer stated, “While management is very disappointed in the delay, we are hopeful the creditor negotiations can be resolved by the end of February 2017.  However, we cannot guarantee that an outcome from these negotiations will be acceptable to all parties.  In the event that VZ Network Holdings is unable to reach agreeable solutions, we will be unable to close the acquisition of VZ Network Holdings.”

About Poolworks Germany Ltd.

Poolworks’ studiVZ and meinVZ record more than 10 million registered users between the ages of 16 and 59 and over 45 million page impressions per month. Established in Germany in 2005, Poolworks has evolved into a recognizable household name by developing new platforms, integrating content, and marketing social games.  To learn more, visit Poolworks’ websites: www.studivz.net and www.meinvz.net.

About Momentous Entertainment Group (MMEG)

Momentous Entertainment Group, Inc. is a diversified media company with a focus on technology that creates, produces and distributes quality content across various media platoforms.  Momentous has a combined management experience of more than 100 years in entertainment, technology and marketing.

Please note the Company may use social media to communicate with the public. This communication may include information that could be deemed material information. As a result, the Company encourages interested parties to review the information that it posts on the following social media channels: Facebook (https://facebook.com/momentousent13), Twitter (https://twitter.com/momentousent13), and LinkedIn (https://www.linkedin.com/company/10623581).

To learn more, visit Momentous Entertainment Group’s websites: Products Site www.momentousent.com, Music Site www.momentousmusic.com, Music One Corp www.music1.biz and Poolworks’ www.studivz.net and www.meinvz.net.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Momentous Entertainment Group Inc’s (MMEG) future expectations, plans and prospects. In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of MMEG to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents MMEG files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on MMEG’s future results. The forward-looking statements included in this press release are made only as of the date hereof. MMEG cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, MMEG undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by MMEG.

Contacts:

Tim Williams   800-314-8912   investors@momentousent.net